Exhibit 21

Subsidiaries of the Registrant

North American Subsidiaries
AeroMet Corporation
MTS Testing Systems (Canada) Ltd.

International Subsidiaries
MTS Holdings France, SARL
MTS Powertrain Technology Ltd
MTS Sensor Technologie und Verwaltungs-GmbH
MTS Automotive Sensors GmbH
MTS Sensor Technologie GmbH and Co. KG
MTS Systems SAS
MTS Systems GmbH
MTS Systems Ltd.
MTS Systems Norden AB
MTS Systems srl
MTS (Japan) Ltd.
MTS Korea, Inc.
MTS Sensors Technology K.K.
MTS Systems (China) Inc.
MTS Systems (Hong Kong) Inc.